Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Robert J. Conologue

Senior Vice President & CFO

rconologue@trans-lux.com

212.897.2228

TRANS-LUX REPORTS SIGNIFICANTLY IMPROVED RESULTS

AND POSITIVE EBIDTA

New York, NY (March 30, 2016) – Trans-Lux Corporation (OTC: TNLX) (“Trans-Lux” or the “Company”), a leading supplier of Digital Displays and next generation LED lighting, yesterday reported significantly improved financial results for both the fourth quarter and the year ended December 31, 2015.  Trans-Lux President and Chief Executive Officer J.M. Allain made the announcement while also stating that both the fourth quarter and the year had positive EBITDA.

Year Ended December 31, 2015

Revenues for 2015 totaled $23.6 million, down a slight 3.3% from $24.4 million for 2014.  Loss for the year of 2015 was $1.7 million (loss of $1.06 per share), compared with a loss of $4.6 million (loss of $3.38 per share) in 2014.  The Company had positive EBITDA of $1.0 million for the year ended December 31, 2015, compared with negative EBITDA of $1.4 million for 2014.  Despite slightly lower revenues, both gross profit and gross margin were higher in 2015.  Lower selling, general and administrative expenses also contributed to the improved operating results. The Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015 were included in the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission yesterday.

“The Company had a number of successes in 2015 including improving gross margins, lowering operating expenses and raising $3.3 million in equity capital with a rights offering in November,” said Mr. Allain.  “As we begin to move into 2016, our focus will now shift to increasing revenues by expanding our product line, promoting our brand and establishing new channel partners.”

Fourth Quarter 2015

Revenues for the fourth quarter of 2015 totaled $5.0 million, compared with $5.9 million for the fourth quarter of 2014.  Trans-Lux recorded a loss for the fourth quarter of 2015 of $659,000 (loss of $0.41 per share), compared to a loss of $1.6 million (loss of $0.92 per share) in the fourth quarter of 2014.  The Company had positive EBITDA of $22,000 for the quarter ended December 31, 2015, compared with negative EBITDA of $844,000 for the same period in 2014.  As with the full year, improved gross margins and lower operating expenses were the primary reasons for the improved operating results and positive EBIDTA in the fourth quarter.

For more information, email info@trans-lux.com or visit www.trans-lux.com.

About Trans-Lux

Trans-Lux Corporation is a leading designer and manufacturer of TL Vision digital video displays and TL Energy LED lighting solutions for the financial, sports and entertainment, gaming, education, government, and commercial markets. With a comprehensive offering of LED Large Screen Systems, LCD Flat Panel Displays, Data Walls and scoreboards (marketed under Fair-Play by Trans-Lux), Trans-Lux delivers comprehensive video display solutions for any size venue’s indoor and outdoor display needs. TL Energy enables organizations to greatly reduce energy related costs with green lighting solutions. For more information please visit www.Trans-Lux.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements such as “will,” “believe,” “are projected to be” and similar expressions are statements regarding future events or the future performance of Trans-Lux Corporation, and include statements regarding projected operating results. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.

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TRANS-LUX CORPORATION

RESULTS OF OPERATIONS
(Unaudited)

	THREE MONTHS ENDED		YEAR ENDED
	DECEMBER 31		DECEMBER 31
(In thousands, except per share data)	2015	2014	2015	2014

Revenues	$5,007	$5,871	$23,567	$24,359

Net loss	$(659)	$(1,555)	$(1,749)	$(4,628)

Calculation of EBITDA (1):
Net loss	$(659)	$(1,555)	$(1,749)	$(4,628)
Interest expense, net	96	51	306	240
Income tax expense	15	5	23	29
Depreciation and amortization	570	655	2,444	3,003
Total EBITDA	22	(844)	1,024	(1,356)

Loss per share - basic and diluted	$(0.41)	$(0.92)	$(1.06)	$(3.38)
Average common shares outstanding - basic and diluted	1,684	1,673	1,674	1,371

(1) EBITDA is defined as earnings before effect of interest, income taxes, depreciation and amortization. EBITDA is presented here because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income or cash flow data prepared in accordance with accounting principles generally accepted in the United States or as a measure of a company's profitability or liquidity. The Company's measure of EBITDA may not be comparable to similarly titled measures reported by other companies.